UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2013

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2013, the Compensation Committee ("Committee") of the Board of Directors ("Board") of IXYS Corporation ("IXYS") made certain determinations regarding the fiscal 2014 cash performance program for Dr. Nathan Zommer, the Chief Executive Officer of IXYS, and Mr. Uzi Sasson, the President of IXYS. For Dr. Zommer, the Committee established a target award of $725,000. For Mr. Sasson, the target award is $443,750. For each executive, his potential threshold award is 0.2 times the amount of his target award and his maximum potential award is 2.0 times the amount of his target award.

A single set of objectives was approved for both executives. The fiscal 2014 objectives are as follows:

1. Net revenues;
2. Gross margin;
3. Cash flow from operations; and
4.Discretionary.

Weights are accorded each objective. The first three objectives will be quantitative in nature and the fourth objective will involve a qualitative assessment. Each of the quantitative objectives will consist of three measurement levels, with a number corresponding to each of the concepts of threshold, target and maximum.

In setting the measurement levels, objectives and weights, the Committee approved the following language:

"The measurement levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the performance compensation to be paid to an executive and for the executive to use in understanding the goals of the Compensation Committee for performance. As guidelines, the measurement levels, objectives and weights are not determinative in and of themselves of the amount of the cash performance compensation. The amount of the performance compensation will be determined by the Committee in light of its evaluation of the executive’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the cash performance compensation. Thus, the amount of the cash performance compensation to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

June 17, 2013	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President